UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
April 19, 2007

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

        Certain portions of our press release dated April 19, 2007, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

  Certain portions of the 1st paragraph relating to net sales for the first quarter ended March 31, 2007

  Certain portions of the 2nd  paragraph relating to net sales by U.S. operations for the first quarter ended March 31, 2007

  The 3rd  paragraph relating to net sales by European operations for the first quarter ended March 31, 2007

  Certain portions of the  4th  paragraph relating to newly established majority-owned European distribution subsidiaries during the first quarter ended March 31, 2007

Item 7.01. Regulation FD Disclosure.

        Certain portions of our press release dated April 19, 2007, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed  pursuant to this Item 7.01 and Regulation FD. They are as follows:

  Certain portions of the 1st  paragraph relating to plans to release operating results for the first quarter ended March 31, 2007
  Certain portions of the 2nd  paragraph relating to anticipated new product launches by United States operations for 2007
  Certain portions of the 4th  paragraph relating to future sales of newly established majority-owned European distribution subsidiaries
  The 5th  paragraph relating to 2007 guidance
  The 7th paragraph relating to forward looking information
  The balance of such press release not otherwise incorporated by reference in Item 2.02

Item 9.01 Financial Statements and Exhibits.

        99.1 Our press release dated April 19, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: April 19, 2007

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President